Certification under Rule 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1)   That it previously had filed a Registration Statement on Form F-6 (Tata
      Motors Limited, File No. 333-       ), which the Commission declared
      effective, with terms of deposit identical to the terms of this Registration Statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                     Citibank, N.A., as Depositary


                                     By: /s/ Patricia Brigantic
                                         ---------------------------------------
                                     Name: Patricia Brigantic
                                     Title: Director & Associate General Counsel